Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-264459, 333-266410, 333-272551 and 333-273961) and Form S-8 (Nos. 333-221622, 333-223539, 333-230181, 333-230499, 333-233162, 333-237164, 333-239082, 333-254618, 333-263430, 333-269335, 333-273960, 333-284320, 333-282513 and 333-276691) of X4 Pharmaceuticals, Inc. of our report dated March 25, 2025 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 25, 2025